OneSpan Inc. SC TO-I

Exhibit 99.(a)(1)(B)

Broadridge Corporate Issuer Solutions LETTER OF TRANSMITTAL (855) 793-5068 www.shareholder.broadridge.com

WHERE TO FORWARD YOUR TRANSMITTAL

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. If delivering instructions within a week of Expiration, it is recommended to submit via an overnight courier (excluding USPS overnight) to guarantee receipt of instructions prior to cutoff. Delivery will be deemed effective only when received by Broadridge.

If using UPS, FedEx or Courier: Broadridge, Inc., Attn: BCIS IWS, 51 Mercedes Way, Edgewood, NY 11717

If using a USPS Service: Broadridge, Inc., Attn: BCIS Re-Organization Dept., P.O. Box 1317, Brentwood, NY 11717-0718

COMPANY NAME: ONESPAN INC.

CERTIFICATE INFORMATION:

Certificate No.	Shares	Certificate No.	Shares

Certificated shares:

Book-Entry shares:
Shares from other certificates held:				Plan shares:
Total shares:

  ELECTION OPTIONS (MARK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR NO BOX IS CHECKED, THE SHARES WILL NOT BE PROPERLY TENDERED)
EXPIRATION 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON DECEMBER 11, 2023

By checking on of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER,” you are tendering shares at the price checked. This action would result in none of the shares being purchased if the Purchase Price (as defined in the Offer to Purchase) is less than the price checked below. If you want to tender portions of the shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $9.50              ☐ $9.70              ☐ $9.90              ☐ $10.10              ☐ $10.30              ☐ $10.50              ☐ $10.70              ☐ $10.90

☐ $9.60              ☐ $9.80              ☐ $10.00            ☐ $10.20              ☐ $10.40              ☐ $10.60              ☐ $10.80              ☐ $11.00

OR SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

☐ By checking this ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, you are tendering shares and are willing to accept the Purchase Price in accordance with the terms of the Offer.

CONDITIONAL TENDER

You may condition the tender of shares on our purchasing a specified minimum number of the tendered shares. Unless the minimum number of shares you indicate below is purchased by us in our Offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your tax advisor before completing this section. Unless the following box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐     The minimum number of shares that must be purchased, if any are purchased, is ______________shares. If, because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all the shares and checked the following box:

☐     The tendered shares represent all shares held by me.

ODD LOTS

As described in the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 shares may have all of their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to record holders of an aggregate of 100 or more shares, even if these holders have separate accounts representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, of record, an aggregate of fewer than 100 shares. The undersigned either (check one box)

☐     is the record owner of fewer than 100 shares in the aggregate, all of which are being tendered

☐     is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which he or she is the record holder, and (b) believes, based upon representations made to him or her by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares

In addition, the undersigned is tendering shares either (check one box):

☐     at the Purchase Price; or

☐     at the price per share indicated above in the section titled “Price (in Dollars) per Share at which Shares Are Being Tendered.”

DUTCH AUCTION

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ADDRESS TO WHICH THIS DOCUMENT WAS MAILED, PLEASE FILL OUT BOX 7, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

PLEASE INDICATE IN THIS SECTION THE CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF SHARES THAT ARE IN YOUR POSSESSION. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST CALL OR WRITE BROADRIDGE AT THE PHONE NUMBER OR ADDRESS ON THE LETTER OF TRANSMITTAL. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY BROADRIDGE. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION.

PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

PLEASE REVIEW AND MARK THE APPROPRIATE BOX FOR THE PRICE PER SHARE SELECTION OR IF SHARES ARE TO BE TENDERED PURSUANT TO THE TERMS OF THE OFFER. PLEASE ALSO MARK THE APPROPRIATE BOX FOR THE ODD LOT AND/OR CONDITIONAL TENDER INSTRUCTIONS.

CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR ENTITLEMENT PROCEEDS. YOU MUST FILL OUT, SIGN AND DATE THIS FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE), OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION. PLEASE NOTE THAT AN INCOMPLETE W-9 WILL NOT BE RETURNED, AND WILL BE PROCESSED ACCORDINGLY.

THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE RETURNED TO YOU FOR COMPLETION.

THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE ISSUED IN ANOTHER NAME. A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP). IF PAYMENT FOR SECURITIES IS TO BE MADE TO ANY PERSON OTHER THAN THE REGISTERED HOLDER(S), OR IF SURRENDERED CERTIFICATES ARE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE PERSON(S) SIGNING THE LETTER OF TRANSMITTAL, ANY STOCK TRANSFER TAXES PAYABLE AS A RESULT OF THE TRANSFER TO SUCH PERSON (WHETHER IMPOSED ON THE REGISTERED HOLDER(S) OR SUCH PERSON) SHALL BE PAID PRIOR TO THE SUBMISSION OF THIS LETTER OF TRANSMITTAL. BROADRIDGE RESERVES THE RIGHT TO DEDUCT THE AMOUNT OF SUCH TAXES FROM THE PAYMENT, IF SATISFACTORY EVIDENCE OF THE PAYMENT OF SUCH TAXES, OR EXEMPTION THEREFROM, IS NOT SUBMITTED.

THIS SECTION SHOULD BE COMPLETED OR SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE ACCOUNT REGISTRATION SECTION.

You must submit your original certificates with this Letter of Transmittal. If you are not in possession of your certificates, please see Instruction #1 of the accompanying instructions for completing the letter of transmittal. You do not need to sign the back of the certificates. Shares held in Book-entry and Plan form are un-certificated and need not be submitted (although this Letter of Transmittal must still be completed).

SUBSTITUTE FORM W-9
REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
THIS SUBSTITUTE FORM W-9 MUST BE FILLED OUT AND SIGNED
PRINT YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER HERE
______ ______ ______ ______ ______ ______ ______ ______ ______

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number; (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding; and (3) I am a U.S. Person (or a U.S. resident alien).

Certification Instructions - You must cross out Item (2) if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature:_______________________________Date:________________

NOTE: Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange/Paying Agent that a foreign individual qualifies as an exempt recipient, such stockholder(s) must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on the appropriate and properly completed Form W-8, or successor form. Such statements can be obtained from the Exchange/Paying Agent.

IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE

“APPLIED FOR” IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND

SIGN BOTH THIS CERTIFICATION AND THE SUBSTITUTE FORM W-9.

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage (currently 28 percent) of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding.

Signature:_______________________________Date:________________

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS

To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting the agent at the number listed on the reverse side.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

ISSUE TO:

NAME:

ADDRESS:

SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT:

THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS

Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted.

THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN.

Signature: __________________________________________________

Signature: __________________________________________________

Date: ______________________________________________________

Telephone No. (Required): ____________________________________

E-mail Address: _____________________________________________

Place Medallion Stamp Here

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown on the reverse side.

MAIL TO:

NAME:

ADDRESS:

PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADDRESS	☐

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Broadridge or the issuer and such determination shall be final and binding. Broadridge or the issuer reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing or by contacting Broadridge at the number listed on the reverse side.

If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

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